Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-195042) of Reven Housing REIT, Inc. (the “Company”) of our report dated March 25, 2014 (Except for Restatement of Prior Period Consolidated Financial Statements under Note 1, as to which the date is March 10, 2015) with respect to the consolidated financial statements of the Company included in this Annual Report (Form 10-K) for the year ended December 31, 2013.

San Diego, California	/s/ PKF
March 30, 2015	PKF
Certified Public Accountants
A Professional Corporation